UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2023 (February 27, 2023)

NUBURU, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39489	85-1288435
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7442 S Tucson Way, Suite 130, Centennial, CO	80112
(Address of principal executive offices)	(Zip Code)

(720) 767-1400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BURU	NYSE American
Redeemable warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	BURU WS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On December 27, 2022, the stockholders of Nuburu, Inc. (the “Company”, then known as Tailwind Acquisition Corp.), voted at a special meeting of stockholders (the “Special Meeting”) to approve certain matters relating to the business combination in which the Company acquired Nuburu Subsidiary, Inc., then known as Nuburu, Inc. (the “Business Combination”). Among these matters was a proposal to amend the Company’s then-effective Amended and Restated Certificate of Incorporation dated September 9, 2020, to, among other things, (i) change the total number of shares of all classes of authorized capital stock from 551,000,000 shares of common stock, consisting of 500,000,000 shares of Class A Common Stock and 50,000,000 shares of Class B Common Stock and 1,000,000 shares of preferred stock, to 300,000,000 shares of common stock, consisting of 250,000,000 shares of common stock and 50,000,000 shares of preferred stock (the “Capital Stock Amendment”), and (ii) opt out of the separate class voting requirements of Section 242(b)(2) of the Delaware General Corporation Law (the “DGCL”) with respect to the adoption of future charter amendments that increase or decrease the number of authorized shares of common stock or preferred stock, subject to the rights of the holders of any outstanding series of preferred stock (the “Opt-Out Amendment” and, together with the Capital Stock Amendment, the “Charter Amendments”).

The Charter Amendments were approved by a majority of the shares of the Company’s Class A common stock and Class B common stock, voting as a single class, that were outstanding as of the record date for the Special Meeting. At the Special Meeting, the stockholders also voted to approve the Business Combination and, on January 31, 2023, the Company filed its amended and restated certificate of incorporation (the “Charter”) with the Delaware Secretary of State. In connection with the closing of the Business Combination, the Company issued shares of common stock and preferred stock in reliance on the Charter Amendments.

A recent ruling by the Delaware Court of Chancery (the “Court of Chancery”) introduces uncertainty as to whether Section 242(b)(2) of the DGCL would have required the Charter Amendments to be approved by a separate vote of the majority of the Company’s then-outstanding shares of Class A common stock.

In light of the recent Court of Chancery decision, on February 27, 2023, the Company filed a petition in the Court of Chancery pursuant to Section 205 of the DGCL seeking validation of the filing and effectiveness of the Charter implementing the Charter Amendments and the shares and securities issued in reliance on the Charter Amendments to resolve any uncertainty with respect to those matters. Section 205 of the DGCL permits the Court of Chancery, in its discretion, to ratify and validate potentially defective corporate acts after considering a variety of factors.

If the Company is not successful in the Section 205 proceeding, the uncertainty with respect to the Company’s capitalization resulting from the Court of Chancery’s ruling referenced above could have a material adverse impact on the Company, including on the Company’s ability to regularly access the capital markets to fund its ongoing business and financial needs or issue stock-based compensation to its employees, directors and officers until the underlying issues are definitively resolved. This uncertainty could impair the Company’s ability to raise additional capital, execute its business plan, and attract and retain employees, management and directors, and could adversely affect its commercial relationships.

Forward-Looking Statements

This Report contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act, including without limitation, statements regarding the Company’s expectations regarding the outcome or the timing of the Section 205 proceeding described above. If the Company is unsuccessful in the Section 205 proceeding, the uncertainty with respect to the Company’s capitalization could limit its ability to complete equity or debt financing transactions or issue stock-based compensation to its employees, directors and officers until the underlying issues are definitively resolved and have a material adverse impact on the Company. These forward-looking statements are based on management’s current expectations, assumptions, hopes, beliefs, intentions and strategies regarding future events and are based on currently available information as to the outcome and timing of future events. These forward-looking statements involve significant risks and uncertainties that could cause the Company’s actual results to differ materially from expected results. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company does not give any assurance that it will achieve its expected results. The Company assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by applicable securities laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 28, 2023

NUBURU, INC.

By:	/s/ Brian Knaley
Name:	Brian Knaley
Title:	Chief Financial Officer